EXHIBIT 4.1

                                                   EXECUTION COPY

                    RIO HOTEL & CASINO, INC.

             9 1/2% Senior Subordinated Notes Due 2007

                       PURCHASE AGREEMENT


To:  SALOMON BROTHERS INC                      New York, New York
     BANCAMERICA SECURITIES, INC.              February 4, 1997

In care of:
Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

           Rio Hotel & Casino, Inc., a Nevada corporation (the "Company"), proposes to issue and sell to you (the "Purchasers") $125,000,000 principal amount of its 9 1/2% Senior Subordinated Notes Due 2007 (the "Securities") to be guaranteed on a senior subordinated and unsecured basis by Rio Properties, Inc., a Nevada corporation (the "Guarantor" or the "Subsidiary"), and to be issued under an indenture (the "Indenture") to be dated as of February 11, 1997, between the Company, the Guarantor and IBJ Schroder Bank and Trust Company, as trustee (the "Trustee").

           The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

           In connection with the sale of the Securities, the Company has prepared a final offering memorandum, dated February 4, 1997 (the "Final Memorandum"). The Final Memorandum sets forth certain information concerning the Company, the Guarantor and the Securities. The Company and the Guarantor, jointly and severally, hereby confirm that they have authorized the use of the Final Memorandum in connection with the offering and resale by the Purchasers of the Securities. Any references herein to the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.

           The holders of the Securities will be entitled to  the
benefits  of  the Registration Agreement dated the  date  hereof,
among  the  Company,  the  Guarantor  and  the  Purchasers   (the
"Registration Agreement").

           Capitalized terms used herein without definitions have the respective meanings assigned to them in the Final Memorandum.

           1. REPRESENTATIONS AND WARRANTIES. The company and the guarantor jointly and severally represent and warrant to, and agree with, the purchasers as set forth below in this Section 1.

          (a) The Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and Guarantor make no representations or warranties as to the information contained in or omitted from the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company or Guarantor by the Purchasers specifically for inclusion in the Final Memorandum (and any amendment or supplement thereof or thereto). All documents incorporated by reference in the Final Memorandum which were filed under the Exchange Act on or before the Execution Time complied, and all such documents which are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

          (b) Neither the Company nor the Guarantor has taken, nor will it take, directly or indirectly, any action prohibited by Rule l0b-6 under the Exchange Act or, from and after the effective date thereof, Regulation M under the Exchange Act in connection with any offering of the Securities.

          (c) None of the Company, the Guarantor, any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) nor any person acting on its or their behalf has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (d) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (e)   None  of  the  Company,  the  Guarantor,  any  of
their respective affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act
("Regulation S"))   with  respect  to  the  Securities,  and  the

Company, the Guarantor and their respective affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

          (f) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (g) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act. The Company and the Guarantor hereby agree to permit the Securities to be designated PORTAL eligible securities, subject to the payment by the Purchasers of the requisite fees related thereto, and have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (h) Each of the Company and the Guarantor has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture and the Securities and to perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding obligation of the Company and the Guarantor enforceable in accordance with its terms and the execution and delivery of the Registration Agreement and the Securities have been duly authorized by the Company and the Guarantor and, when duly executed and delivered by the parties thereto, will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their respective terms, except in each case as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under federal and state securities laws. The execution, delivery and performance of this Agreement, the Registration Agreement and the Securities by the Company and the Guarantor and the consummation of the transactions contemplated hereby and thereby (i) will not violate any provisions of the Articles of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, and (ii) will not conflict with, result in a material breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a material default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture (including, without limitation, the indenture governing the Company's outstanding 10 5/8% Senior Subordinated Notes Due 2005), permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture, the Securities or the consummation of the transactions contemplated hereby or thereby, except for compliance with the Act, the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers, and the Nevada Gaming Control Act and rules and regulations thereunder (the "Gaming Act").

          (i) Except as disclosed in the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and the Guarantor's knowledge, threatened to which the Company or any of its subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company or its subsidiaries or materially and adversely affect the ability of the Company or the Guarantor to perform its obligations under this Agreement, the Registration Agreement, the Indenture, the Securities or the transactions contemplated hereby or thereby; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which could materially adversely affect such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. Neither the Company nor the Guarantor has any reason to believe that the Nevada Gaming Commission, the Nevada State Gaming Control Board or the Clark County Liquor and Gaming Licensing Board or any other governmental agencies are investigating the Company, the Guarantor or any related parties, other than in ordinary course administrative reviews or in any ordinary course review of the transactions contemplated hereby.

          (j)    Except   as   disclosed   in   or   specifically
contemplated by the Final Memorandum, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations (including, without limitation, all authorizations from Nevada gaming and liquor authorities) to conduct their businesses as now conducted; the Company's and its subsidiaries' controlling persons, key employees and stockholders have all necessary permits, licenses and other authorizations required by applicable law for the Company and its subsidiaries to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its subsidiaries; the Company has no knowledge that any of its stockholders is unsuitable or may be deemed unsuitable by the Nevada Gaming Commission or the Nevada State Gaming Control Board.

          (k) The Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal gaming, liquor and environmental laws and regulations, except where the failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

          (l) Neither the Company nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's or the Guarantor's securities.

          (m) Neither the Company nor the Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or the Guarantor (except as contemplated by this Agreement).

          (n) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from February 11, 1997, to the Closing Date, the principal amount of the Securities set forth opposite each Purchaser's name in Schedule I hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on February 11, 1997, or such later date as the Purchasers may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York clearing house bank and payable in next day funds or wire transfer in federal (same-day) funds to a U.S. dollar account designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at such location as the Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the certificates for the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

           4.   OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER.
(a) The Purchasers represent and warrant to and agree with the Company that (i) they have not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts and (ii) they have solicited and will solicit offers to buy the Securities only from, and have offered and will offer, sell or deliver the Securities only to, (A) persons who they reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to them that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) persons who they reasonably believe to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to them a letter in the form of Exhibit A hereto or
(C) persons to whom, and under circumstances which, they reasonably believe offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder. The Purchasers also represent and warrant and agree that they have offered and will offer to sell the Securities only to, and have solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit B hereto.

          (b) The Purchasers represent and warrant that (i) they have not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the United Kingdom Companies Act 1985,
(ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and
(iii) they have only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by them in connection with the issue of the Securities to a person who is of the kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

          5. AGREEMENTS. The Company and the Guarantor jointly and severally agree with the Purchasers that:

          (a) The Company and the Guarantor will furnish to the Purchasers, without charge, 500 copies of the Final Memorandum and any supplements and amendments thereof or thereto. The Company and the Guarantor will pay 50% of the expenses of printing or other production of all documents relating to the offering, not to exceed $5,000.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without prior consent of the Purchasers (which consent shall not be unreasonably or untimely withheld). Prior to the completion of the sale of the Securities by the Purchasers, the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

          (c) The Company will promptly advise the Purchasers when, prior to the completion of the sale of the Securities by the Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

          (d) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company and the Guarantor promptly will notify the Purchasers of the same and will prepare and provide to the Purchasers an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

          (e) The Company will arrange for the qualification of the Securities for sale by the Purchasers under the laws of such jurisdictions as the Purchasers may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the sale of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors. Each of the Company and the Guarantor will promptly advise the Purchasers of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          (g) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

          (h) The Company and the Guarantor shall, during any period in the three years after the Closing Date in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Securities in connection with any sale thereof and any prospective purchaser (as designated by such holder) of Securities from such holder the information ("Rule 144A Information") specified in
Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such Securities.

          (i) The Company and the Guarantor will not, and will not permit any of their respective affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been acquired by any of them.

          (j) None of the Company, the Guarantor nor any of their respective affiliates (as defined in Rule 501(b)
of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Act.

          (k)     The    Company   shall   include    information
substantially  in the form set forth in Exhibit B in  each  Final
Memorandum.

          (l)  The Company and the Guarantor shall use their best
efforts  in  cooperation  with  the  Purchasers  to  permit   the
Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (m) The Company will not, for a period of 90 days following the Execution Time without prior written consent of Salomon Brothers Inc ("Salomon") (which consent will not be unreasonably or untimely withheld), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities). Neither the Company nor the Guarantor will at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Offering Memorandum.

          (n) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.

          (o) As soon as practicable following receipt by the Company of a written request from Salomon, the Company and the Guarantor shall support the participation of Salomon in the next increase in the borrowing limit or in the refinancing of the Guarantor's outstanding $200 million secured revolving credit facility, and shall take all reasonable actions within their power to cause the appointment of Salomon as documentation agent or syndication agent, subject to the participation of Salomon in such facility at a level which is reasonable and customary for such appointment.

          (p) The Company agrees to make the following personnel available to the Purchasers, at a time specified by the Purchasers, for participation in a telephonic conference call with potential purchasers of the Securities from the purchasers:
Anthony A. Marnell II, Chairman of the Board and Chief Executive Officer of the Company and James A. Barrett, Jr., President and Director of the Company.

           6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

          (a) At the Closing Date, you shall have received evidence in form and substance satisfactory to you that the offering of the Securities complies (whether as a result of the receipt of appropriate waivers or otherwise) with applicable gaming laws.

          (b) The Company shall have furnished to the Purchasers the opinion of Kummer Kaempfer Bonner & Renshaw, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) all the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Guarantor are owned by the Company directly free and clear of any perfected security interest (except for a pledge thereof securing the Rio Bank Loan) and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii)        the   Company's   authorized   equity
          capitalization is as set forth in the Final Memorandum;
          and the Securities conform to the description thereof contained in the Final Memorandum;

               (iv)  the  Indenture  has  been  duly  authorized,
          executed and delivered by the Company and the Guarantor, and constitutes a legal, valid and binding instrument enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Securities are in the form contemplated by the Indenture and have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations entitled to the benefits of the Indenture and enforceable in accordance with their terms (in rendering the opinion in this paragraph, such counsel may assume that New York law is identical to Nevada law on such applicable parts of the opinion governed by New York law);

               (v) the statements in the Final Memorandum under the headings: "Business-- Regulation and Licensing", "Business--Legal Proceedings", "Description of Notes--Mandatory Disposition or Redemption Pursuant to Gaming

          Laws", and "Certain U.S. Federal Tax Consequences" fairly summarize the matters therein described;

               (vi) such counsel has no reason to believe that as
          of the Execution Time the Final Memorandum contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Memorandum includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vii)     this Agreement has been duly authorized,
          executed   and  delivered  by  the  Company   and   the
          Guarantor;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers and such other approvals (specified in such opinion) as have been obtained;

               (ix) the issue and sale of the Securities, the execution and delivery of this Agreement, the Registration Agreement, the Securities and the
          Indenture by the Company and the Guarantor, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the Guarantor or the terms of any indenture (including, without limitation, the indenture governing the Company's outstanding 10 5/8% Senior Subordinated Notes Due 2005) or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

               (x)   each  of  the Company and the Guarantor  has
          full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture
          and   the  Securities  and  to  sell  and  deliver  the
          Securities to be sold by it to the Purchasers; this Agreement, the Registration Agreement, the Indenture
          and   the   Securities  have  been  duly  and   validly
          authorized  by  all necessary corporate action  by  the
          Company   and  the   Guarantor,  have   been  duly  and
          validly   executed  and  delivered  by  and  on  behalf
          of   the   Company    and   the   Guarantor,   and  are
          valid   and  binding  agreements  of  the  Company  and
          the   Guarantor   enforceable   in   accordance    with
          their   terms,   except   as   enforceability  may   be
          limited    by     general     equitable      principles,
          bankruptcy,   insolvency,   reorganization,   moratorium
          or  other laws  affecting  creditors'  rights  generally
          and   except  as  to   those   provisions  relating   to
          indemnity or contribution for liabilities arising under federal and state securities laws (as to which no opinion need be expressed); and to the best of such counsel's knowledge after due inquiry no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture or the Securities by the Company or the Guarantor or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect under the Act or applicable
          gaming   laws  and  such  as  may  be  required   under
          applicable  state  securities  or  blue  sky  laws   in
          connection with the purchase and distribution of the Securities by the Purchasers and the clearance of such offering with the NASD;

               (xi) it is not necessary in connection with the offer, sale and delivery by the Purchasers of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

               (xii) no approval of the Nevada gaming authorities is required with respect to the issuance of Securities or the transactions contemplated by this Agreement and the Indenture, except as has already been obtained;

               (xiii)    to the best of such counsel's knowledge,
          there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of its subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement, the Registration Agreement, the Indenture or the Securities or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which could materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and neither the Company nor any related party is being investigated by the Nevada Gaming Commission, the Nevada State Gaming Control Board or any federal, state or local liquor or gaming regulatory body or any other governmental agency, other than in ordinary course administrative reviews or in any ordinary course review of the transactions contemplated by this Agreement; and

               (xiv) neither the Company nor the Guarantor is, or upon the closing of the offering contemplated by this Agreement, will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption therefrom arising out of the number of holders of the Company's or the Guarantor's securities.

               In  rendering such opinion, such counsel may  rely
(A) as to matters involving the application of laws of any jurisdiction other than the State of Nevada or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph (b) include any amendments or supplements thereof or thereto at the Closing Date.

          (c) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantor have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent certified public accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and stating in effect that:

               (i)   with respect to the nine-month periods ended
          September 30, 1996 and 1995, they have:

                    (a) read the unaudited consolidated balance sheet as of September 30, 1996, and the unaudited statements of income, retained earnings, and cash flows of the Company for the nine-month periods, ended September 30, 1996 and 1995, included in the Final Memorandum, and agreed the amounts contained therein to the Company's accounting records and

                    (b)  inquired  of  certain officials  of  the
                         Company  who  have  responsibility   for
                         financial and accounting matters whether
                         the   unaudited  consolidated  financial
                         statements referred to in (a) above  are
                         in  conformity  with generally  accepted
                         accounting principles applied on a basis
                         substantially consistent  with  that  of
                         the   audited   consolidated   financial
                         statements   included   in   the   Final
                         Memorandum and that such officials  have
                         stated  that  the unaudited consolidated
                         financial statements referred to in  (a)
                         above  are  in conformity with generally
                         accepted  accounting principles  applied
                         on a basis substantially consistent with
                         that   of   the   audited   consolidated
                         financial  statements  included  in  the
                         Final Memorandum.

               (ii) with respect to the period from October 1, 1996 to December 31, 1996 they have:

                    (a) read the unaudited consolidated financial statements of the Company for the year ended December 31, 1996, furnished them by the Company, and agreed the amounts contained therein to the Company's accounting records and

                    (b) made inquiry of certain officials of the Company who have responsibility for financial and accounting matters regarding whether (1) the unaudited consolidated financial statements referred to in (a) above are stated on a
                         basis substantially consistent with that
                         of  the  audited consolidated  financial
                         statements   included   in   the   Final
                         Memorandum,  (2) at December  31,  1996,
                         there  was  any  change in  the  capital
                         stock, increase in long-term debt or any
                         decrease  in  consolidated  net  current
                         assets  or stockholders' equity  of  the
                         consolidated companies as compared  with
                         amounts shown in the September 30, 1996,
                         unaudited  consolidated  balance   sheet
                         included   in   the   Final  Memorandum,
                         and (3) for the  period  from October 1,
                         1996,  to  December  31,   1996,   there
                         were any decreases, as compared with the
                         corresponding  period in  the  preceding
                         year,  in consolidated net sales  or  in
                         the  total or per-share amounts  of  net
                         income  and  that such officials  stated
                         that   (x)  the  unaudited  consolidated
                         financial statements referred to in  (a)
                         above    are   stated   on    a    basis
                         substantially consistent  with  that  of
                         the   audited   consolidated   financial
                         statements   included   in   the   Final
                         Memorandum,  (y) at December  31,  1996,
                         there  was  no  change  in  the  capital
                         stock,  no  increase in long-term  debt,
                         and  no  decrease  in  consolidated  net
                         current  assets or stockholders'  equity
                         of   the   consolidated   companies   as
                         compared  with  amounts  shown  in   the
                         September     30,    1996,     unaudited
                         consolidated balance sheet  included  in
                         the  Final Memorandum and (z) there were
                         no   decreases  for  the   period   from
                         October  1, 1996, to December 31,  1996,
                         as   compared   with  the  corresponding
                         period   in  the  preceding   year,   in
                         consolidated net sales or in the total or per-share amounts of net income.

               (iii) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether
          (a) there was any change at a specified date not more than five days prior to the date of the letter, in the capital stock or long-term debt of the Company or any decreases in stockholders' equity or consolidated net current assets as compared with amounts shown on the December 31, 1996, unaudited consolidated balance sheet, included in the Final Memorandum or (b) for the period from January 1, 1997 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total per share amounts of net income and that such officials stated that there were no such changes or decreases and that the Company has prepared no financial statements as of any date or for any period subsequent to December 31, 1996.

               (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, complies with certain information provided in the past.

                 References to the Final Memorandum in this paragraph (e) include any amendment or supplement thereof or thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been
(i)  any  change   or    decrease  specified  in  the  letter  or
letters  referred  to  in paragraph (e)  of  this  Section  6  or
(ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Securities or any of the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          (i)   On  or prior to the Closing Date the Registration
Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

          (j) On the Closing Date, the Company (i) shall have received from Arthur Andersen LLP a letter dated as of the
Closing Date, in form and substance satisfactory to the Purchasers, stating, among other things, the results of their review of the interim financial information of the Company as described in Statement of Auditing Standards No. 71 and
(ii) shall furnish a copy of such letter to the Purchasers.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or telegraph confirmed in writing.

          The   documents  required  to  be  delivered  by   this
Section  6 shall be delivered at the office of Cravath, Swaine  &
Moore, counsel for the Purchasers, at Worldwide Plaza, 825 Eighth
Avenue, New York, New York, on the Closing Date.

          7. REIMBURSEMENT OF PURCHASER'S EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchasers in payment for the Securities on the Closing Date, the Company and the Guarantor jointly and severally will reimburse the Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and reasonable disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.     INDEMNIFICATION  AND  CONTRIBUTION.   (a)    The
Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

          (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, their respective directors, officers, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the
indemnifying  party  of  substantial  rights  and  defenses   and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
(iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)   In  the  event  that  the indemnity  provided  in
paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantor on the one hand and the Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Guarantor or the Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor or the Purchasers, as applicable, from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor on the one hand and the Purchasers on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor or the Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the
Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company,
the Guarantor  or  the   Purchasers.  The Company,  the Guarantor
and   the    Purchasers  agree   that  it   would   not  be  just
and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.
Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY A PURCHASER. If any Purchaser shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Purchaser shall be obligated severally to take up and pay for the Securities which the defaulting Purchaser agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Securities which the defaulting Purchaser agreed but failed  to  purchase shall exceed 10% of the aggregate  principal amount of Securities set forth in Schedule I hereto, the remaining Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchaser does not purchase all the Securities, this Agreement will terminate without liability  to  any nondefaulting Purchaser, the  Company  or  the
Guarantor. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Purchaser shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company or any nondefaulting Purchaser for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the
Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities  generally  on  the  New  York Stock Exchange  or  the
National Association of Securities Dealers Automated Quotation National Market System shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the
Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3700 West Flamingo Road, Las Vegas, Nevada 89103, attention of Susan Johnson.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New
York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, the Guarantor and the Purchasers.

                               Very truly yours,

                               RIO HOTEL & CASINO, INC.


                               By:  /s/ Ronald J. Radcliffe
                                    Name:   Ronald J. Radcliffe
                                    Title:  Treasurer


                               GUARANTOR:

                               RIO PROPERTIES, INC.


                               By:  /s/ Ronald J. Radcliffe
                                    Name:   Ronald J. Radcliffe
                                    Title:  Treasurer

The  foregoing  Agreement   is
hereby  confirmed and accepted
as  of  the  date first  above
written.

Salomon Brothers Inc
for itself and on behalf of
BancAmerica Securities, Inc.


By: /s/ Wendell M. Brooks
    Name:   Wendell M. Brooks
    Title:  Vice President


                           SCHEDULE I

                               Principal Amount
                               of Securities to
         PURCHASERS             BE PURCHASED

Salomon Brothers Inc             $106,250,000
BancAmerica Securities, Inc.       18,750,000

Total                            $125,000,000


                                                        EXHIBIT A

                    FORM OF INVESTMENT LETTER
             FOR INSTITUTIONAL ACCREDITED INVESTORS


Rio Hotel & Casino, Inc.


c/o IBJ Schroder Bank and Trust Company, as Trustee
One State Street
New York, NY 10004



Dear Sirs:

          In   connection   with   our   proposed   purchase   of
$              aggregate  principal  amount  of   9 1/2%   Senior
Subordinated Notes Due 2007 (the "Notes") of Rio Hotel & Casino, Inc., a Nevada corporation (the "Company"), we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we decide to resell, pledge or otherwise transfer such Notes within three years after the date of the original issuance of the Notes or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) which has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any of the United States, and we will notify any purchaser of the Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2. We are able to fend for ourselves in the transactions contemplated by this Offering Memorandum, we have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the minimum principal amount of Notes that may be purchased by an institutional accredited investor is $100,000.

          4. We understand that the Company, Salomon Brothers Inc and BancAmerica Securities, Inc., as the initial purchasers of the Notes ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

          5. We are acquiring the Notes purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

          6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                             Very truly yours,


                             ___________________________________
                             (Name of Purchaser)


                             By:   _____________________________

                             Date: _____________________________

                                                        EXHIBIT B

                       NOTICE TO INVESTORS


OFFERS AND SALES BY THE INITIAL PURCHASERS

          The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only
(1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act and other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) ("Institutional Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Institutional Accredited Investor that is a purchaser of Notes from an Initial Purchaser will be required to sign a certificate in the form provided by an Initial Purchaser. The only  Notes  that  will  be eligible to  be  deposited  with  The
Depository Trust Company are Notes held by Qualified Institutional Buyers and Institutional Accredited Investors.

INVESTOR REPRESENTATIONS AND RESTRICTIONS ON RESALE

          Each purchaser of the Notes will be deemed to have represented and agreed as follows:

          (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor
acquiring the Notes for investment purposes and not for distribution or a foreign purchaser outside the United States;

          (2) it acknowledges that the Notes have not been registered under the Securities Act and may not be sold except as permitted below;

          (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that
(A) if within three years after the date of original issuance of the Notes or if it was during the three months preceding such date of transfer an affiliate of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note) but, if such transfer is being effected by an Initial Foreign Purchaser or any foreign purchaser who has purchased Notes from an Initial Foreign Purchaser or from any person other than a QIB or an Institutional Accredited Investor pursuant to this clause (iii) prior to the expiration of the 40 day restricted period (within the meaning of Rule 903(c)(3) of Regulation S under the
Securities Act), the transferee shall have certified to the Company and the Trustee for the Notes that such transferee is a non-U.S. Person (within the meaning of Regulation S) and that such transferee is acquiring the Notes in an offshore transaction, (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form) who has certified to the Company and the Trustee for the Notes that such transferee is an Institutional Accredited Investor and is acquiring the Notes for investment purposes and not for distribution (provided that no Initial Foreign Purchaser or any foreign purchaser who has purchased Notes from an Initial Foreign Purchaser or from any person other than a QIB or an Institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Notes purchased by it to an Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "40 day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act)), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable)
under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions;

          (4) it understands that the notification requirement referred to in (3) above will be satisfied in the case only of transfer by physical delivery of certificated Notes other than a global certificate by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the
Company:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING

          FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
          TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN
          RULE   501(a)(1),  (2),  (3)  OR  (7)  UNDER   THE
          SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR
          DISTRIBUTION,  AND  A  CERTIFICATE  IN  THE   FORM
          ATTACHED  TO  THIS  SECURITY IS DELIVERED  BY  THE
          TRANSFEREE   TO  THE  COMPANY  AND  THE   TRUSTEE,
          (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF
          APPLICABLE)   UNDER   THE   SECURITIES   ACT    OR
          (6)   PURSUANT   TO   AN  EFFECTIVE   REGISTRATION
          STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS
          OF   ANY   STATE   OF  THE  UNITED   STATES.    AN
          INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN
          INSTITUTION   THAT  IS  AN  "ACCREDITED  INVESTOR"
          AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER
          THE  SECURITIES  ACT   AND  THAT IS  HOLDING  THIS
          SECURITY  FOR  INVESTMENT  PURPOSES  AND  NOT  FOR
          DISTRIBUTION  OR (3) A NON-.U.S.  PERSON   OUTSIDE
          THE  UNITED STATES  WITHIN  THE MEANING OF (OR  AN
          ACCOUNT SATISFYING THE REQUIREMENTS OF   PARAGRAPH
          (0)(2) OF  RULE 902 UNDER) REGULATION S  UNDER THE
          SECURITIES  ACT";

          (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and

          (6) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchaser. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.